EXHIBIT 10.1

SECURED PROMISSORY NOTE

$360,000	March 15, 2016 Orange, California

FOR VALUE RECEIVED, BIOCORRX INC., a Nevada corporation ("Borrower"), hereby unconditionally promises to pay to the order of DIRECT EDGE SCREENWORKS, INC., a California corporation, or its assigns ("Holder"), in lawful money of the United States of America and in immediately available funds, the principal sum of $360,000 together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below. Promptly upon Borrower's execution and Holder's acceptance of this Note, Holder shall pay Borrower $300,000 for the issuance of this Note, and Holder shall retain the original issue discount as set forth herein.

1. Principal Repayment. The outstanding principal amount of this Note, and all accrued and unpaid interest thereon, shall be due and payable on the date that is ninety (90) days from the date first set forth above (the "Maturity Date").

2. Original Issue Discount. The principal amount under this Note of $360,000 reflects an original issue discount of 16.67% (1 - $300,000/$360,000). For avoidance of doubt, the aggregate amount paid to Borrower by Holder for the issuance of this Note is $300,000, but Borrower shall repay to Holder the full principal amount of $360,000.

3. Interest. The principal amount of this Note outstanding from time to time shall bear no interest, other than such interest as may be attributable to the original issue discount under this Note; provided, that, upon the occurrence and during the continuance of an Event of Default (as defined below), all amounts owing hereunder shall bear interest at 1.5% per month ("Default Interest").

4. Place of Payment. All amounts payable hereunder shall be payable at the office of Holder, 430 W. Collins Ave., Orange, California 92867, unless another place or manner of payment shall be specified in writing by Holder.

5. Application of Payments. Payment on this Note shall be applied first to fees, costs and expenses payable to Holder under this Note, if any, second to accrued interest, if any, and thereafter to the outstanding principal balance hereof.

6. Prepayment; Prepayment Discount.

(a) Subject to Section 7, this Note may be prepaid in full, but not in part, at any time without penalty or premium and at the option of Borrower; any partial prepayment of this Note shall require the express written consent of Holder. Any fees or costs payable to Holder under this Note and any interest accrued on the amounts so prepaid to the date of such prepayment shall be paid at the time of any such prepayment.

(b) Notwithstanding anything in this Note to the contrary, so long as no Event of Default has occurred and is continuing, on or prior to the date that is forty-five (45) days from the date first set forth above, Borrower may repay this Note in full by paying Holder $330,000 plus the amount of any fees, costs and expenses payable to Holder under this Note plus accrued interest, if any. Upon payment therefor, this Note shall be deemed paid in full. For avoidance of doubt, upon and in such event, the original issue discount under this Note shall be reduced to 9.01% (1 - $300,000/$330,000).

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7. Mandatory Repayment. In the event Borrower consummates a transaction or a series of transactions for bona fide equity financing purposes, Borrower shall use the proceeds of such equity financing to immediately repay this Note in full or, if the amount of such proceeds is insufficient to repay this Note in full, Borrower shall immediately use the full amount received by the Company in such equity financing towards repayment of this Note.

8. Secured Note.

(a) Definitions.

(i) "Accounts" shall have the meaning set forth in the UCC.

(ii) "Collateral" means all of the following, whether now owned or hereafter acquired: all Accounts; and, to the extent not otherwise included, all Proceeds thereof and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

(iii) "Secured Obligations" means (a) the obligation of Borrower to repay Holder all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), this Note and (b) the obligation of Borrower to pay any fees, costs or expenses of Holder under this Note.

(iv) "UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Holder's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(v) In addition, any other capitalized term in this Section 8 that is not otherwise defined in this Note shall have the meaning given such term in the UCC.

(b) As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Holder to accept this Note, Borrower hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Holder, and hereby grants to Holder, a security interest in all of Borrower's right, title and interest in, to the Collateral and all revenues attributable to the Collateral.

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(c) The full amount of this Note is secured by the Collateral. Borrower represents and warrants that: (i) except for the security interest created hereby in favor of Holder, Borrower is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all liens and security interests, (ii) no effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed in favor of Iconic Holdings, LLC (or its affiliate) and Holder, (iii) this Note creates a legal and valid security interest on and in all of the Collateral in which Borrower now has rights and will create a legal and valid security interest in the Collateral in which Borrower later acquires rights, (iv) Borrower's name is correctly set forth above; Borrower is a Nevada corporation; and its chief executive office is located at 601 N. Parkcenter Dr., Suite 103, Santa Ana, California 92705, and (v) Borrower does not own any Commercial Tort Claims. Borrower covenants that it: (1) shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien on or in the Collateral, or in any portion thereof except for the security interest created hereby in favor of Holder, (2) shall not, directly or indirectly, sell, lease, transfer, or otherwise dispose of any of the Collateral or attempt or contract to do so except in the ordinary course of business, and (3) after the date first set forth above, shall not create, incur, assume, or be liable for any additional indebtedness, or refinance any indebtedness existing as of the date first set forth above, unless the proceeds thereof are used to repay this Note in full. Borrower shall immediately notify Holder in writing of a change in Borrower's name, Borrower's state of organization, or the location of Borrower's chief executive office, and Borrower shall take all actions reasonably required by Holder to ensure the continued perfection of Holder's valid first and prior security interest in the Collateral. If Borrower shall at any time acquire a Commercial Tort Claim, Borrower shall immediately notify Holder in a writing signed by Borrower of the brief details thereof and grant to Holder in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Note, with such writing to be in form and substance satisfactory to Holder. Borrower shall maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Borrower, and, in any event, at not less than the full replacement cost of the Collateral. All such policies shall contain a provision whereby they may not be canceled or amended except upon 30 days (10 days for non-payment of premium) prior written notice to Holder, and all such policies shall name Holder as additional insured and loss payee. Borrower shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith. Borrower shall promptly inform Holder of any impairment to the value of the Collateral. At any time and from time to time, upon the written request of Holder, and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Holder may reasonably deem necessary or desirable to obtain the full benefits of this Note and perfect Holder's security interest hereunder. Borrower further authorizes Holder to file such financing statements and take such other action as Holder deems appropriate in order to perfect Holder's security interest hereunder.

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(d) After any Event of Default shall have occurred and while such Event of Default is continuing, Borrower expressly agrees that in any such event Holder may exercise all rights and remedies of a secured party under the UCC; provided, however, that if the Event of Default occurs under Section 9(a) and such occurrence arises solely from the fact that Borrower has not, for whatever reason, closed an equity financing with Alpine Creek Capital Partners LLC (or its affiliate) prior to the Maturity Date, then and in such event, Holder agrees that it will forbear from exercising any such rights and remedies until the earlier to occur of (i) two (2) business days following the date that Borrower receives funding and closes an equity financing with Alpine Creek Capital Partners LLC (or its affiliate), and (ii) the date that is sixty (60) days following the date that the payments described in Section 9(a) become due and payable (the "Cure Period"), but only to the extent there is no material impairment to the value of the Collateral during the Cure Period or to the extent such forbearance would otherwise materially prejudice Holder's rights in respect of the Collateral under the UCC; provided further, that during the Cure Period (1) Borrower shall exercise all commercially reasonable efforts to cure such Event of Default, (2) all other provisions of this Note (including, without limitation, in respect of Default Interest) shall continue in full force and effect, and (3) Borrower shall continue to comply with all other provisions of this Note. Without limiting the generality of the foregoing, Borrower agrees that in any such event Holder may, without demand of performance or other demand, advertisement or notice of any kind to or upon Borrower or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), reclaim, take possession, recover, and dispose of the Collateral. Borrower further agrees, at Holder's request, to assemble the Collateral and make it available to Holder at places which Holder shall select, whether at Borrower's premises or elsewhere. Holder is hereby irrevocably appointed the attorney-in-fact of Borrower with full authority in the place and stead of Borrower and in the name of Borrower, in Holder's name or otherwise, from time to time in Holder's discretion, to take any action and to execute any instrument, document or agreement which Holder may deem reasonably necessary or advisable to accomplish the purposes of this Note after any Event of Default shall have occurred and while such Event of Default is continuing. Borrower agrees to pay Holder on demand any reasonable expenses with respect to any of the above.

(e) Borrower shall be entitled to exercise all voting and other consensual rights pertaining to the Collateral beneficially owned by Borrower or any part thereof for any purpose not inconsistent with the terms of this Note; provided, however, that Borrower shall not exercise or shall refrain from exercising any such right if such action would reasonably be expected to have a material adverse effect on the value of the Collateral or any part thereof.

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(f) This Note shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) Borrower is and shall remain absolutely and unconditionally liable for the payment of the Secured Obligations, including without limitation any deficiency by reason of the failure of the Collateral to satisfy all amounts due to Holder under this Note.

9. Event of Default. Each of the following events shall be an "Event of Default" hereunder:

(a) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b) Borrower shall default in its performance of any other covenant under this Note;

(c) Borrower breaches any representation or warranty contained in this Note;

(d) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(e) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within 30 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Holder and upon written notice to Borrower, and, in the case of an Event of Default pursuant to (d) or (e) above, automatically, be immediately due, payable and collectible by Holder pursuant to applicable law. In the event of any Event of Default hereunder, Borrower shall pay Holder, on demand, all reasonable attorneys' fees, costs and expenses incurred by Holder in enforcing and collecting this Note.

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10. Waivers. Borrower waives presentment, demand, protest or notice of any kind in connection with this Note. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

11. Notices. All notices and other communications required to be given under this Note to either Holder or Borrower, as applicable, shall be in writing.

12. Governing Law. This Note shall be governed by and construed under the laws of the State of California, as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.

13. Amendments. No amendment, modification or waiver of any provision of this Note nor consent to departure by Borrower therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by Borrower and Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14. Successors and Assigns. Borrower may not transfer or assign this Note or any of Borrower's obligations hereunder without the express written consent of Holder.

15. Board Authorization; Compliance with Other Instruments; Intended Purposes.

(a) All corporate action on the part of Borrower, its directors and its stockholders, necessary for the authorization, execution, delivery and performance of this Note by Borrower and the performance of Borrower's obligations hereunder, has been taken.

(b) Borrower is not in violation or default of any term of its articles of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on Borrower. The execution and delivery of this Note, and Borrower's performance hereunder, will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ.

(c) Borrower will use all of the proceeds from this Note for operations of its business, and not for any personal, family or household purpose.

16. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the remaining provisions hereof shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

17. Maximum Legal Rate of Interest. In no event shall the interest charged under this Note or agreed to be paid to Holder hereunder exceed the maximum amount permitted under applicable law. Holder shall be entitled to amortize, prorate and spread throughout the full term of this Note all interest paid or payable so that the interest paid does not exceed the maximum amount permitted under applicable law. If Holder ever receives interest or anything deemed interest in excess of the maximum amount permitted under applicable law, an amount equal to such excess shall be applied to the reduction of the principal balance, and to the extent it exceeds the unpaid balance of principal hereof, the remainder shall be refunded to Borrower. If interest otherwise payable to Lender would exceed the maximum amount permitted under applicable law, the interest payable shall be reduced to the maximum amount permitted under applicable law.

18. Expenses. Borrower shall pay one-half of the reasonable legal fees and expenses incurred by Holder with respect to the preparation and negotiation of this Note, payable on demand, not to exceed $10,000 in the aggregate (i.e., Borrower to reimburse no more than $5,000 in the aggregate).

[signature page follows]

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Borrower has caused this SECURED PROMISSORY NOTE to be executed by its duly authorized officer as of the date flrst set forth above.

BIOCORRX INC.

By:	/s/ Brady Granier
Name:	Brady Granier
Title:	COO/interim CEO

Acknowledged and agreed as of the date first written above: DIRECT EDGE SCREENWORKS, INC.

By:	/s/ Ryan Brueckner
Name:	Ryan Brueckner
Title:	CEO

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